Tenable Announces Fourth Quarter and Full Year 2023 Financial Results
•Added 597 new enterprise platform customers and 156 net new six-figure customers in the fourth quarter(1).
•Fourth quarter revenue of $213.3 million, up 16% year-over-year; full year revenue of $798.7 million, up 17% year-over-year.
•Fourth quarter calculated current billings of $271.6 million, up 14% year-over year; full year calculated current billings of $873.3 million, up 12% year-over-year.
•Full year net cash provided by operating activities of $149.9 million; full year unlevered free cash flow of $175.4 million.
COLUMBIA, Maryland, February 6, 2024 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the Exposure Management company, today announced financial results for the quarter and year ended December 31, 2023.
“We delivered a strong Q4, including better-than-expected results on the top and bottom line,” said Amit Yoran, Chairman and CEO of Tenable. “Underpinning our results was strength in Tenable One, driven by strong adoption of cloud and identity, as well as continued traction in OT. We are optimizing the business as we leverage the investments we have made to broaden our offerings and bring greater value to our customers.”
Fourth Quarter 2023 Financial Highlights
•Revenue was $213.3 million, a 16% increase year-over-year.
•Calculated current billings was $271.6 million, a 14% increase year-over-year.
•GAAP loss from operations was $14.3 million, compared to a loss of $14.1 million in the fourth quarter of 2022.
•Non-GAAP income from operations was $36.1 million, compared to $19.9 million in the fourth quarter of 2022.
•GAAP net loss was $21.6 million, compared to $21.5 million in the fourth quarter of 2022.
•GAAP net loss per share was $0.19 in the fourth quarter of 2023 and in the fourth quarter of 2022.
•Non-GAAP net income was $30.2 million, compared to $14.2 million in the fourth quarter of 2022.
•Non-GAAP diluted earnings per share was $0.25, compared to $0.12 in the fourth quarter of 2022.
•Net cash provided by operating activities was $38.5 million, compared to $31.9 million in the fourth quarter of 2022.
•Unlevered free cash flow was $43.3 million, compared to $32.1 million in the fourth quarter of 2022.
•Repurchased 0.4 million shares of our common stock for $14.9 million.
Full Year 2023 Financial Highlights
•Revenue was $798.7 million, a 17% increase year-over-year.
•Calculated current billings was $873.3 million, a 12% increase year-over-year.
•GAAP loss from operations was $52.2 million, compared to $67.8 million in 2022.
•Non-GAAP income from operations was $121.0 million, compared to $67.7 million in 2022.
•GAAP net loss was $78.3 million, compared to $92.2 million in 2022.
•GAAP net loss per share was $0.68, compared to $0.83 in 2022.
•Non-GAAP net income was $97.2 million, compared to $44.3 million in 2022.
•Non-GAAP diluted earnings per share was $0.80, compared to $0.38 in 2022.
•Cash and cash equivalents and short-term investments were $474.0 million at December 31, 2023, compared to $567.4 million at December 31, 2022.
•Net cash provided by operating activities was $149.9 million, compared to $131.2 million in 2022.
•Unlevered free cash flow was $175.4 million, compared to $128.1 million in 2022.
Fourth Quarter 2023 and Recent Business Highlights
•Added 597 new enterprise platform customers and 156 net new six-figure customers(1).

•Achieved "Ready" designation for Tenable Cloud Security (via Ermetic) at the moderate impact level from the Federal Risk and Authorization Management Program (FedRAMP®).
•Expanded our partnership with Siemens Energy to further secure operational technology (OT) environments in the energy sector. Siemens Energy will integrate Tenable OT Security into their Omnivise T3000 control system as a network intrusion detection system (NIDS), in addition to already leveraging Tenable OT Security for asset discovery and vulnerability management.
•Named a Leader in IDC's 2023 MarketScape report on Risk-Based VM Platforms.
•Recognized as a Leader in the Cloud Security category of the inaugural report, The Next Generation of Cybersecurity Applications, executed and launched by Snowflake.
(1) Includes 104 enterprise platform customers and 15 six-figure customers added in connection with our acquisition of Ermetic.
Financial Outlook
For the first quarter of 2024, we currently expect:
•Revenue in the range of $212.0 to $214.0 million.
•Non-GAAP income from operations in the range of $27.0 million to $29.0 million.
•Non-GAAP net income in the range of $20.0 million to $22.0 million, assuming interest income of $5.2 million, interest expense of $8.2 million and a provision for income taxes of $3.9 million.
•Non-GAAP diluted earnings per share in the range of $0.16 to $0.18.
•123.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2024, we currently expect:
•Calculated current billings in the range of $982.0 million to $992.0 million.
•Revenue in the range of $895.0 million to $905.0 million.
•Non-GAAP income from operations in the range of $152.0 million to $160.0 million.
•Non-GAAP net income in the range of $129.0 million to $137.0 million, assuming interest income of $21.7 million, interest expense of $32.2 million and a provision for income taxes of $10.6 million.
•Non-GAAP diluted earnings per share in the range of $1.03 to $1.10.
•125.0 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $220.0 million to $230.0 million.
Conference Call Information
Tenable will host a conference call today, February 6, 2024, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the Exposure Management company. Approximately 44,000 organizations around the globe rely on Tenable to understand and reduce cyber risk. As the creator of Nessus®, Tenable extended its expertise in vulnerabilities to deliver the world’s first platform to see and secure any digital asset on any computing platform. Tenable customers include approximately 65 percent of the Fortune 500, approximately 50 percent of the Global 2000, and large government agencies. Learn more at tenable.com.
Contact Information
Investor Relations
investors@tenable.com

Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate or use cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net loss, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Revenue	$213,306	$184,631	$798,710	$683,191
Cost of revenue(1)	48,803	45,240	183,577	154,789
Gross profit	164,503	139,391	615,133	528,402
Operating expenses:
Sales and marketing(1)	103,700	91,311	393,450	349,430
Research and development(1)	40,083	36,911	153,163	143,560
General and administrative(1)	30,567	25,258	116,181	103,227
Restructuring	4,499	—	4,499	—
Total operating expenses	178,849	153,480	667,293	596,217
Loss from operations	(14,346)	(14,089)	(52,160)	(67,815)
Interest income	5,377	3,538	24,700	6,284
Interest expense	(8,131)	(6,755)	(31,339)	(19,001)
Other (expense) income, net	(609)	123	(8,602)	(4,757)
Loss before income taxes	(17,709)	(17,183)	(67,401)	(85,289)
Provision for income taxes	3,939	4,304	10,883	6,933
Net loss	$(21,648)	$(21,487)	$(78,284)	$(92,222)

Net loss per share, basic and diluted	$(0.19)	$(0.19)	$(0.68)	$(0.83)
Weighted-average shares used to compute net loss per share, basic and diluted	116,717	112,742	115,408	111,321
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$2,705	$2,401	$11,247	$8,369
Sales and marketing	14,700	12,963	61,322	49,383
Research and development	9,354	8,205	37,225	31,499
General and administrative	9,756	7,110	35,533	31,382
Total stock-based compensation	$36,515	$30,679	$145,327	$120,633

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$237,132	$300,866
Short-term investments	236,840	266,569
Accounts receivable (net of allowance for doubtful accounts of $470 and $1,400 at December 31, 2023 and 2022, respectively)	220,060	187,341
Deferred commissions	49,559	44,270
Prepaid expenses and other current assets	61,882	58,121
Total current assets	805,473	857,167
Property and equipment, net	45,436	46,726
Deferred commissions (net of current portion)	72,394	67,238
Operating lease right-of-use assets	34,835	38,495
Acquired intangible assets, net	107,017	75,376
Goodwill	518,539	316,520
Other assets	23,177	38,008
Total assets	$1,606,871	$1,439,530

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,941	$18,722
Accrued compensation	66,492	52,620
Deferred revenue	580,779	502,115
Operating lease liabilities	5,971	5,821
Other current liabilities	5,655	4,882
Total current liabilities	675,838	584,160
Deferred revenue (net of current portion)	169,718	162,487
Term loan, net of issuance costs (net of current portion)	359,281	361,970
Operating lease liabilities (net of current portion)	48,058	52,611
Other liabilities	7,632	7,436
Total liabilities	1,260,527	1,168,664
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 117,504 and 113,056 shares issued at December 31, 2023 and 2022, respectively)	1,175	1,131
Additional paid-in capital	1,185,100	1,017,837
Treasury stock (at cost: 356 and 0 shares at December 31, 2023 and 2022, respectively)	(14,934)	—
Accumulated other comprehensive income (loss)	38	(1,351)
Accumulated deficit	(825,035)	(746,751)
Total stockholders’ equity	346,344	270,866
Total liabilities and stockholders' equity	$1,606,871	$1,439,530

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net loss	$(78,284)	$(92,222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	265	(2,781)
Depreciation and amortization	27,108	22,194
Stock-based compensation	145,327	120,633
Net accretion of discounts and amortization of premiums on short-term investments	(8,323)	(1,199)
Impairment of other investments	5,617	—
Amortization of debt issuance costs	1,267	1,299
Other	1,914	5,404
Changes in operating assets and liabilities:
Accounts receivable	(30,042)	(51,256)
Prepaid expenses and other assets	1,689	(2,929)
Accounts payable, accrued expenses and accrued compensation	7,071	409
Deferred revenue	81,755	132,622
Other current and noncurrent liabilities	(5,509)	(1,023)
Net cash provided by operating activities	149,855	131,151

Cash flows from investing activities:
Purchases of property and equipment	(1,704)	(9,359)
Capitalized software development costs	(7,052)	(9,789)
Purchases of short-term investments	(278,209)	(266,693)
Sales and maturities of short-term investments	317,651	234,569
Purchases of other investments	—	(10,000)
Business combinations, net of cash acquired	(243,301)	(66,767)
Net cash used in investing activities	(212,615)	(128,039)

Cash flows from financing activities:
Payments on term loan	(3,750)	(3,750)
Proceeds from stock issued in connection with the employee stock purchase plan	16,224	14,791
Proceeds from the exercise of stock options	3,501	11,721
Purchase of treasury stock	(14,934)	—
Other financing activities	210	556
Net cash provided by financing activities	1,251	23,318
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(2,225)	(3,835)
Net (decrease) increase in cash and cash equivalents and restricted cash	(63,734)	22,595
Cash and cash equivalents and restricted cash at beginning of year	300,866	278,271
Cash and cash equivalents and restricted cash at end of year	$237,132	$300,866

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Subscription revenue	$193,880	$166,253	$725,013	$612,510
Perpetual license and maintenance revenue	12,194	12,485	48,729	50,699
Professional services and other revenue	7,232	5,893	24,968	19,982
Revenue(1)	$213,306	$184,631	$798,710	$683,191
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% of revenue in the three months and years ended December 31, 2023 and 2022.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Revenue	$213,306	$184,631	$798,710	$683,191
Deferred revenue (current), end of period	580,779	502,115	580,779	502,115
Deferred revenue (current), beginning of period(1)	(522,449)	(447,863)	(506,192)	(408,443)
Calculated current billings	$271,636	$238,883	$873,297	$776,863
_______________
(1)    Deferred revenue (current), beginning of period for the three months ended December 31, 2023 and year ended December 31, 2023 and 2022 includes $4.1 million, $4.1 million and $0.9 million, respectively, related to acquired deferred revenue.

Remaining Performance Obligations	At December 31,
(in thousands)	2023	2022
Remaining performance obligations, short-term	$595,053	$513,325
Remaining performance obligations, long-term	179,955	167,073
Remaining performance obligations	$775,008	$680,398

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net cash provided by operating activities	$38,505	$31,918	$149,855	$131,151
Purchases of property and equipment	(405)	(4,227)	(1,704)	(9,359)
Capitalized software development costs	(2,345)	(1,011)	(7,052)	(9,789)
Free cash flow(1)	35,755	26,680	141,099	112,003
Cash paid for interest and other financing costs	7,537	5,428	34,323	16,047
Unlevered free cash flow(1)	$43,292	$32,108	$175,422	$128,050
________________
(1)    Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Employee stock purchase plan activity	$3,584	$5,375	$1,077	$837
Acquisition-related expenses	(8,506)	(260)	(9,336)	(2,655)
Costs related to intra-entity asset transfer	—	—	—	(838)
Tax payment on intra-entity asset transfer	—	—	—	(2,697)
Free cash flow and unlevered free cash flow for the year ended December 31, 2022 were benefited by approximately $8 million from prepayments of software subscription costs, insurance and rent made in prior quarters.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Loss from operations	$(14,346)	$(14,089)	$(52,160)	$(67,815)
Stock-based compensation	36,515	30,679	145,327	120,633
Acquisition-related expenses	4,744	266	9,472	2,642
Restructuring	4,499	—	4,499	—
Costs related to intra-entity asset transfer(1)	—	—	—	838
Amortization of acquired intangible assets	4,651	3,080	13,859	11,372
Non-GAAP income from operations	$36,063	$19,936	$120,997	$67,670
Operating margin	(7)%	(8)%	(7)%	(10)%
Non-GAAP operating margin	17%	11%	15%	10%
________________
(1)    The costs related to the intra-entity asset transfer resulted from our internal restructuring of Cymptom.

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2023	2022	2023	2022
Net loss	$(21,648)	$(21,487)	$(78,284)	$(92,222)
Stock-based compensation	36,515	30,679	145,327	120,633
Tax impact of stock-based compensation(1)	971	531	2,017	2,103
Acquisition-related expenses(2)	4,744	266	9,472	2,642
Restructuring(2)	4,499	—	4,499	—
Costs related to intra-entity asset transfer(3)	—	—	—	838
Amortization of acquired intangible assets(4)	4,651	3,080	13,859	11,372
Tax impact of acquisitions(5)	426	604	265	(3,703)
Tax impact of intra-entity asset transfer(6)	—	531	—	2,652
Non-GAAP net income	$30,158	$14,204	$97,155	$44,315

Net loss per share, diluted	$(0.19)	$(0.19)	$(0.68)	$(0.83)
Stock-based compensation	0.31	0.27	1.25	1.08
Tax impact of stock-based compensation(1)	0.01	—	0.02	0.02
Acquisition-related expenses(2)	0.04	—	0.08	0.02
Restructuring(2)	0.04	—	0.04	—
Costs related to intra-entity asset transfer(3)	—	—	—	0.01
Amortization of acquired intangible assets(4)	0.04	0.03	0.11	0.10
Tax impact of acquisitions(5)	—	0.01	—	(0.03)
Tax impact of intra-entity asset transfer(6)	—	0.01	—	0.03
Adjustment to diluted earnings per share(7)	—	(0.01)	(0.02)	(0.02)
Non-GAAP earnings per share, diluted	$0.25	$0.12	$0.80	$0.38

Weighted-average shares used to compute GAAP net loss per share, diluted	116,717	112,742	115,408	111,321

Weighted-average shares used to compute non-GAAP earnings per share, diluted	122,023	117,546	120,714	117,534
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring charges are not material.
(3)    The costs related to the intra-entity asset transfer resulted from our internal restructuring of Cymptom.
(4)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(5)    The tax impact of acquisitions for all periods presented includes the deferred tax benefits of the Alsid acquisition. In the three months and year ended December 31, 2023, tax impact from acquisitions includes a reversal of deferred tax expense related to indefinite-lived intangible assets. Additionally, the tax impact of acquisitions for the year ended December 31, 2022 includes a reversal of the $2.5 million income tax benefit recognized for GAAP purposes related to the partial release of our valuation allowance associated with the Bit Discovery acquisition.
(6)    The tax impact of the intra-entity transfer is related to current tax expense based on the applicable Israeli tax rates resulting from our internal restructuring of Cymptom in the year ended December 31, 2022.
(7)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Gross profit	$164,503	$139,391	$615,133	$528,402
Stock-based compensation	2,705	2,401	11,247	8,369
Amortization of acquired intangible assets	4,651	3,080	13,859	11,372
Non-GAAP gross profit	$171,859	$144,872	$640,239	$548,143
Gross margin	77%	75%	77%	77%
Non-GAAP gross margin	81%	78%	80%	80%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Sales and marketing expense	$103,700	$91,311	$393,450	$349,430
Less: Stock-based compensation	14,700	12,963	61,322	49,383
Less: Acquisition-related expenses	512	—	512	15
Non-GAAP sales and marketing expense	$88,488	$78,348	$331,616	$300,032
Non-GAAP sales and marketing expense % of revenue	41%	42%	42%	44%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
Research and development expense	$40,083	$36,911	$153,163	$143,560
Less: Stock-based compensation	9,354	8,205	37,225	31,499
Less: Acquisition-related expenses	2,880	—	2,880	46
Non-GAAP research and development expense	$27,849	$28,706	$113,058	$112,015
Non-GAAP research and development expense % of revenue	13%	16%	14%	16%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2023	2022	2023	2022
General and administrative expense	$30,567	$25,258	$116,181	$103,227
Less: Stock-based compensation	9,756	7,110	35,533	31,382
Less: Acquisition-related expenses	1,352	266	6,080	2,581
Less: Costs related to intra-entity asset transfer	—	—	—	838
Non-GAAP general and administrative expense	$19,459	$17,882	$74,568	$68,426
Non-GAAP general and administrative expense % of revenue	9%	10%	9%	10%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ended March 31, 2024		Year Ended December 31, 2024
(in millions)	Low	High	Low	High
Forecasted loss from operations	$(27.7)	$(23.7)	$(41.7)	$(31.7)
Forecasted stock-based compensation	40.0	40.0	165.0	165.0
Forecasted restructuring expense	10.0	8.0	10.0	8.0
Forecasted amortization of acquired intangible assets	4.7	4.7	18.7	18.7
Forecasted non-GAAP income from operations	$27.0	$29.0	$152.0	$160.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended March 31, 2024		Year Ended December 31, 2024
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(34.6)	$(30.6)	$(68.9)	$(58.9)
Forecasted stock-based compensation	40.0	40.0	165.0	165.0
Forecasted tax impact of stock-based compensation	(0.4)	(0.4)	3.2	3.2
Forecasted tax impact of acquisitions	0.3	0.3	1.0	1.0
Forecasted restructuring expense	10.0	8.0	10.0	8.0
Forecasted amortization of acquired intangible assets	4.7	4.7	18.7	18.7
Forecasted non-GAAP net income	$20.0	$22.0	$129.0	$137.0

Forecasted net loss per share, diluted(1)	$(0.29)	$(0.26)	$(0.58)	$(0.49)
Forecasted stock-based compensation	0.34	0.34	1.39	1.39
Forecasted tax impact of stock-based compensation	—	—	0.03	0.03
Forecasted tax impact of acquisitions	—	—	0.01	0.01
Forecasted restructuring expense	0.09	0.07	0.08	0.07
Forecasted amortization of acquired intangible assets	0.04	0.04	0.16	0.16
Adjustment to diluted earnings per share(2)	(0.02)	(0.01)	(0.06)	(0.07)
Forecasted non-GAAP earnings per share, diluted	$0.16	$0.18	$1.03	$1.10

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	117.5	117.5	119.0	119.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	123.0	123.0	125.0	125.0
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(1)    The forecasted GAAP net loss assumes income tax expense of $3.8 million and $14.8 million in the three months ending March 31, 2024 and year ending December 31, 2024, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ended December 31, 2024
(in millions)	Low	High
Forecasted net cash provided by operating activities	$201.0	$211.0
Forecasted purchases of property and equipment	(7.7)	(7.7)
Forecasted capitalized software development costs	(4.0)	(4.0)
Forecasted free cash flow	189.3	199.3
Forecasted cash paid for interest and other financing costs	30.7	30.7
Forecasted unlevered free cash flow	$220.0	$230.0